Exhibit 99.2

Investor Presentation Fourth Quarter 2021

Disclaimer

BRIDGEWATER BANCSHARES, INC.

Forward-Looking Statements

This presentation contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, identified by words such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized”, “target” and “outlook”, or the negative version of those words or other comparable words of a future or forward-looking nature. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: the negative effects of the ongoing COVID-19 pandemic, including its effects on the economic environment, our clients and our operations, including due to supply chain disruptions, as well as any changes to federal, state or local government laws, regulations or orders in connection with the pandemic; loan concentrations in our portfolio; the overall health of the local and national real estate market; our ability to successfully manage credit risk; business and economic conditions generally and in the financial services industry, nationally and within our market area, including rising rates of inflation; our ability to maintain an adequate level of allowance for loan losses; new or revised accounting standards, including as a result of the future implementation of the Current Expected Credit Loss standard; the concentration of large loans to certain borrowers; the concentration of large deposits from certain clients; our ability to successfully manage liquidity risk, especially in light of recent excess liquidity at Bridgewater Bank; our dependence on non-core funding sources and our cost of funds; our ability to raise additional capital to implement our business plan; our ability to implement our growth strategy and manage costs effectively; developments and uncertainty related to the future use and availability of some reference rates, such as the London Interbank Offered Rate, as well as other alternative reference rates; the composition of our senior leadership team and our ability to attract and retain key personnel; talent and labor shortages and high rates of employee turnover; the occurrence of fraudulent activity, breaches or failures of our information security controls or cybersecurity-related incidents; interruptions involving our information technology and telecommunications systems or third-party servicers; competition in the financial services industry, including from nonbank competitors such as credit unions and “fintech” companies; the effectiveness of our risk management framework; the commencement and outcome of litigation and other legal proceedings and regulatory actions against us; the impact of recent and future legislative and regulatory changes, including changes to federal and state corporate tax rates; interest rate risk, including the effects of anticipated rate increases by the Federal Reserve; fluctuations in the values of the securities held in our securities portfolio; the imposition of tariffs or other governmental policies impacting the value of products produced by our commercial borrowers; severe weather, natural disasters, wide spread disease or pandemics (including the COVID-19 pandemic), acts of war or terrorism or other adverse external events; potential impairment to the goodwill we recorded in connection with our past acquisition; changes to U.S. or state tax laws, regulations and guidance, including recent proposals to increase the federal corporate tax rate; and any other risks described in the “Risk Factors” sections of reports filed by the Company with the Securities and Exchange Commission.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. Certain of the information contained in this presentation is derived from information provided by industry sources. Although we believe that such information is accurate and that the sources from which it has been obtained are reliable, we cannot guarantee the accuracy of, and have not independently verified, such information.

Use of Non-GAAP financial measures

In addition to the results presented in accordance with U.S. General Accepted Accounting Principles (“GAAP”), the Company routinely supplements its evaluation with an analysis of certain non-GAAP financial measures. The Company believes these non-GAAP financial measures, in addition to the related GAAP measures, provide meaningful information to investors to help them understand the Company’s operating performance and trends, and to facilitate comparisons with the performance of peers. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of non-GAAP disclosures to the comparable GAAP measures are provided in this presentation.

2

The Finest Entrepreneurial Bank in the Twin Cities Company Overview Branch - Light Model in Attractive Twin Cities Market Twin Cities MSA Name: Bridgewater Bancshares, Inc. Headquarters: St. Louis Park, MN Ticker: NASDAQ: BWB; BWBBP Assets: $3.5 Billion Loans: $2.8 Billion Deposits: $2.9 Billion Equity: $379.3 Million Serving a Commercial - Focused Client Base Track Record of Profitability, Growth and Efficiency • CRE lending • Acquisition financing • Construction lending • Affordable housing financing • Long - term multifamily financing • Commercial & business lending • Business / cash management • SBA lending • 1 - 4 family rentals • Personal banking CRE , 33% Multifamily , 32% C&D , 10% PPP , 1% C&I , 13% 1 - 4 Family , 11% Consumer , 0% $2.8B Business and Personal Banking Commercial Banking Loan Balances • Founded in 2005 by a group of banking industry veterans and local business leaders • Continuous profitability since the third month of operations • Proven stability, growth and profitability through both the Great Recession and the COVID - 19 pandemic • Expertise in commercial real estate with a focus in multifamily lending • Organizational focus on risk management • Effective operating model, with one of the lowest efficiency ratios in the industry Data as of December 31, 2021 3

Strategic Leadership Team with Broad Skill Sets and Industry Expertise 4 Jerry Baack Chairman, CEO and President • Past regulator and responsible for all aspects of BWB formation • Lead founder of BWB in 2005 • 30+ years of banking experience Jeff Shellberg EVP and Chief Credit Officer • Holding company board member and oversees strong credit and underwriting culture • BWB founding member in 2005 • 35+ years of regulatory and banking experience Nick Place Chief Lending Officer • Client - focused while meeting and responding to market demands • Joined BWB in 2007 • 15 years of banking experience Mark Hokanson Chief Technology Officer • Proactively drives technology and innovative solutions to support future growth • Joined BWB in 2019 • 14 years of financial services technology experience Mary Jayne Crocker EVP and Chief Operating Officer • Implementation of unique corporate culture and strategic execution • Joined BWB in 2005 • 20+ years of financial services experience Joe Chybowski Chief Financial Officer • Strategic insights across the organization including capital and liquidity management • Joined BWB in 2013 • 12 years of banking and capital markets experience Lisa Salazar Chief Deposit Officer • Drives accountability and results through initiatives that deliver revenue growth, market share, new business opportunities and market penetration • Joined BWB in 2018 • Nearly 30 years of banking experience

A Culture - Driven Organic Growth Story 5 Consistent Profitability and Shareholder Return Truly Unconventional Culture Highly Efficient Business Model Robust Balance Sheet Growth Proactive Risk Management • Entrepreneurial spirit unlike the culture at a typical bank • New HQ with modern, open layout promoting team member and client collaboration • Commitment to provide clients with quick answers, responsive support and simple solutions • Commitment to positively impacting the communities we serve • Generating robust organic loan growth is simply who we are (25% CAGR 1 since 2015) • Commercial business expertise with a multifamily focus • Deposit growth keeping pace with loan growth • M&A - related market disruption resulting in client and banker acquisition opportunities to support loan and deposit growth • Branch - light model • Efficient operating philosophy, including networking, banking tools and in - house expertise • Low levels of expenses as a percent of total assets compared to peers • Efficiency ratio consistently in the low 40% range, among the lowest in the industry • Scaling of risk management function to address emerging risks and support growth plans • Decisive credit culture including consistent underwriting, active loan monitoring and deep industry experience • Well diversified loan portfolio across asset classes • Superb asset quality despite the COVID - 19 impact >2% Consistent Pre - Provision Net Revenue (PPNR) ROA 2 22% Diluted EPS CAGR since 2017 19% Tangible book value per share 2 CAGR since 2017 1 Excludes PPP loans 2 Represents a Non - GAAP financial measure. See Appendix for Non - GAAP reconciliation.

Our Core Values Unconventional. Our clients notice a difference. Responsive. Under promise, over deliver. Dedicated. Don’t stop until you get it done. Growth. If you aren’t moving forward, where are you going? Accurate. It’s more than just an expectation. 6

An Award-Winning Workplace Culture

Bridgewater Bancshares, Inc.

New Corporate Headquarters	Modern, open design with an entrepreneurial spirit tailor-made for **team building and collaboration**
Progressive Pay and Benefits	Increased **minimum wage to $20 per hour** in August 2021, as well as discretionary bonuses for all team members regardless of level
Volunteer Paid Time Off	Team members receive up to **16 hours of PTO per year for volunteer activities** supporting the Community Reinvestment Act (CRA)
Health and Wellness Committee	Providing team member **opportunities to support physical and mental health**, including fitness events and free access to a mindfulness app
Diversity, Equity and Inclusion Committee	Inclusive culture that **encourages, supports and celebrates diversity** of team members and communities in which we serve

"I envisioned a bank where clients would notice a difference, where people would be challenged to grow both professionally and personally and where team members would be appreciated for sharing their skills and rewarded for a job well done."

Jerry Baack
Chairman, CEO and President





Top Workplaces
Star Tribune
2016. 2017. 2018. 2020. 2021.

Best Banks to Work For
American Banker
2017. 2018. 2020.

7

A Responsive Service Model Our clients can expect… • Responsive support and simple solutions • A local bank of choice in a market where many local banks have left • Flexibility, market expertise and strong network connections 8 “Bridgewater’s ability to adapt, keep pace and deliver unconventional results is invaluable. They are a complete joy to work with.” Josh Brandsted Greco The “Proven Process” for Our Clients

A Commitment to Our Communities Our communities can expect… Bridgewater’s commitment to investing, lending and volunteering in ways that serve low - to - moderate income segments in the Twin Cities ‘Outstanding’ Rating for Community Reinvestment Act Performance FDIC, 2020 Impacting the greater good .. 9

Attractive Twin Cities Market Built for Business 10 #1 Fortune 500 companies per capita (16) 1 Large Corporate Presence #1 State with highest average credit score (726) 2 Credit Worthy Population #1 Best place for women entrepreneurs 3 Women Entrepreneurs #5 State with educational achievement beyond high school (59% of age 25 - 64 population) 4 Educated Workforce #7 America’s top states for business 5 Business Focus Top 20 Most populated area in the U.S. with 4.5% projected population growth by 2027 6 High Growth MSA 4.53% 1.97% 3.21% Twin Cities Midwest US $92,084 $68,394 $72,465 Twin Cities Midwest US Banking industry disruption caused by M&A activity leading to opportunities for client and talent acquisition in the Twin Cities Banking Industry Disruption 2022 Median Household Income ($) 7 2022 – 2027 Proj. Population Growth (%) ⁶ 1 Source: Minnesota Department of Employment and Economic Development 2 Source: Experian – State of Credit, 2021 3 Source: Minneapolis - St. Paul Smart Asset TM , 2020 4 Source: Lumina Foundation, A Stronger Nation – National Report, 2021 5 Source: CNBC, 2019 6 Source: S&P Capital IQ 7 Source: S&P Capital IQ, Midwest includes ND, SD, NE, KS, MN, IA, MO, WI, IL, IN and OH

History of Organic Asset Growth Generation 11 $1,184 $76 $929 $1,260 $1,617 $1,974 $2,269 $2,927 $3,478 2015 2016 2017 2018 2019 2020 2021 Acquired Assets Organic Proven ability to consistently generate 20%+ annual asset growth primarily in the Twin Cities market Asset growth has almost exclusively been organic, with the exception of a small bank acquisition in 2016 Dollars in millions Anticipate the Twin Cities market can support BWB growth to at least $5B in assets over the next few years

Robust Loan Growth Isn't Unusual at BWB, It's Who We Are

BRIDGEWATER BANCSHARES, INC.



24.6% CAGR (ex. PPP)
$799
$1,001
$1,347
$1,665
$1,912
$2,326
$138
$2,188
$2,819
$26
$2,793
2015
2016
2017
2018
2019
2020
2021
Loans (ex. PPP)
PPP

Current BWB Loan Growth Catalysts	
M&A-related market disruption resulting in client and banker acquisition opportunities	Huntington, tcf, Old National Bank, Anchor Bancorp, Old National Bank, KleinBank, HTLF, Signature Bank
Strong brand and service model in the Twin Cities market	Expanding referral base means getting a look at the CRE deals we want
Operating in a competitive "sweet spot" in the Twin Cities	Financing larger deals than community banks but under the radar of the larger banks
PPP-related client acquisition opportunities	Over 40% of PPP loan originations were to new clients
Expansion of talented lending and business services teams	Supporting loan and deposit growth and enhancing client experience

Expect near-term annualized loan growth (ex. PPP) in the mid- to high-teens range

Dollars in millions

12

Well - Diversified Loan Portfolio With a Commercial Focus 13 CRE NOO 29% Multifamily 32% C&D 10% 1 - 4 Family 11% CRE OO 4% C&I 13% PPP 1% Consumer & Other 0% $2.8B CRE NOO 27% Multifamily 21% C&D 15% 1 - 4 Family 18% CRE OO 6% C&I 13% Consumer & Other 0% $0.8B Evolution of Loan Mix by Type 2015 2021 Intentional mix shift toward Multifamily has aligned with the build - out of talent and expertise in the segment, and continued strong performance 354% 333% 318% 304% 313% 266% 264% 180% 164% 185% 177% 204% 190% 219% 534% 497% 503% 480% 517% 456% 483% 2015 2016 2017 2018 2019 2020 2021 Track Record of Successfully Managing CRE Portfolio Above 300% of Bank Capital Multifamily / Bank Risk - Based Capital CRE (ex. Multifamily) / Bank Risk - Based Capital • Remain comfortable with current CRE concentration levels • Declining CRE concentration (ex. Multifamily) below 300% of bank capital • View Multifamily separate from traditional CRE given its lower risk profile • No net charge - offs over the past five years • Only $62K of net charge - offs since inception Ability to consistently supplement the capital stack with capital raises to support continued CRE growth

Well-Positioned for Continued Growth Opportunities Across Key Portfolios

BRIDGEWATER BANCSHARES, INC.

	Multifamily	CRE Nonowner Occupied	Construction & Development	C&I
Size	$910M – 32% of portfolio	$819M – 29% of portfolio	$281M – 10% of portfolio	$360M – 13% of portfolio
YoY Growth	45%	15%	65%	18%
Competitors	JPMorgan Chase, agency lenders, local banks and credit unions	Local banks, life insurance companies	Local banks	Local banks, regional banks
Go-to-Market Strategy	Bank of choice in the Twin Cities market due to proven expertise and service model	Knowledgeable lenders with efficient closing processes and ample capacity	Continued build-out of team creating additional client opportunities	Responsive support, simple solutions and the local touch entrepreneurs are looking for
Growth Outlook	Continued appetite given expertise and market opportunities	Strong market fundamentals and recent hires drive market share gains	Growth to continue as recent projects fund over 12-24 months	Growth due to recent hires with goal to add loan diversification over time
Key Stats	$2.5M Avg. Loan Size; 63% Weighted Avg. LTV; 100% Loans with Pass Rating	$2.2M Avg. Loan Size; 61% Weighted Avg. LTV; 96% Loans with Pass Rating	$821K Avg. Loan Size; 64% Weighted Avg. LTV; 0.00% 5-Year NCOs	$449K Avg. Loan Size; 0.03% 5-Year NCOs; 98% Loans with Pass Rating

Portfolio Diversification


Unit Type
5-19 Units 15%
20-49 Units 27%
50-99 Units 32%
100+ Units 26%


Property Type
Office 29%
Retail 19%
Industrial 27%
Senior Housing 9%
Hotel 2%
Restaurant 3%
Other 11%


Property Type
Residential 16%
Multifamily 47%
CRE Other 13%
Land 24%


Industry
RE, Rental and Leasing 41%
Constr. 13%
Manufact. 12%
Finance & Ins. 11%
Prof. Services 7%
Accom. & Food Service 4%
Trade 5%
Other 7%

Data as of December 31, 2021

14

Deposit Market Share Momentum in the Twin Cities Continues

BRIDGEWATER BANCSHARES, INC.

Total Deposits – Minneapolis/St. Paul MSA

2012

Rank	Bank	HQ	Branches	Deposits ($M)	Market Share
1	Wells Fargo & Co.	CA	100	$ 79,407	49.80%
2	U.S. Bancorp	MN	100	$ 43,088	27.02%
3	Ameriprise Financial Inc.	MN	1	$ 5,107	3.20%
4	TCF Financial Corp.	MN	102	$ 4,992	3.13%
5	Bank of Montreal	CAN	34	$ 2,760	1.73%
6	Bremer Financial Corp.	MN	30	$ 2,205	1.38%
7	Associated Banc-Corp	WI	28	$ 1,395	0.87%
8	Klein Financial Inc.	MN	18	$ 1,129	0.71%
9	Anchor Bancorp Inc.	MN	15	$ 1,126	0.71%
10	Central Bancshares Inc.	MN	16	$ 732	0.46%
17	**Bridgewater Bancshares, Inc.**	**MN**	**2**	**$ 398**	**0.25%**
	Top 10			**$ 141,941**	**89.01%**
	MSA Total			**$ 159,467**	

2021

Rank	Bank	HQ	Branches	Deposits ($M)	Market Share
1	U.S. Bancorp	MN	84	$ 75,920	34.25%
2	Wells Fargo & Co.	CA	91	$ 68,134	30.74%
3	Ameriprise Financial Inc.	MN	2	$ 8,673	3.91%
4	Bank of Montreal	CAN	26	$ 7,849	3.54%
5	Huntington Bancshares, Inc.	OH	77	$ 6,545	2.95%
6	Bremer Financial Corp.	MN	21	$ 5,705	2.57%
7	Bank of America Corp.	NC	13	$ 5,134	2.32%
8	Old National Bancorp	IN	29	$ 3,886	1.75%
9	**Bridgewater Bancshares Inc.**	**MN**	**7**	**$ 2,748**	**1.24%**
10	State Bankshares, Inc.	ND	6	$ 2,558	1.15%
	Top 10			**$ 187,153**	**84.44%**
	MSA Total			**$ 221,640**	

Market Ripe for Continued Market Share Gains

- Top-heavy deposit market **(top 2 market share = 65%)**
- Top 2 have lost market share each of the last seven years **(2014: 84% / 2021: 65%)**
- Very fragmented market after the top 2 with no other bank having market share over 5%
- Significant M&A activity in the market creating opportunities for talent and client acquisition
- BWB has a local banking advantage with only 4 of the top 10 banks headquartered in MN

Not All Is Lost In Local Banking

BWBMN.COM
Member FDIC

BRIDGEWATER BANK

Source: S&P Capital IQ

15

Deposit Growth With Improving Mix Provides Funding for Loan Growth

BRIDGEWATER BANCSHARES, INC.



25.5% CAGR
$762
$1,024
$1,339
$1,561
$1,823
$2,502
$2,946
2015
2016
2017
2018
2019
2020
2021
16%
25%
20%
17%
22%
14%
27%
23%
13%
23%
15%
22%
28%
13%
22%
19%
20%
26%
11%
24%
13%
20%
28%
14%
25%
18%
14%
26%
15%
27%
13%
10%
29%
18%
30%
Noninterest-Bearing Transaction
Interest-Bearing Transaction
Savings and Money Market
Time
Brokered

Robust Deposit Growth

- Recent deposit growth drivers include:
  - New client and banker acquisition opportunities due to M&A disruption
  - Expansion of treasury management team
  - Deposits from PPP relationships
  - Deposit Growth Plan – incentive program for team members to refer new business (~$483M of balances)
- Expect deposit growth to continue to fund loan growth going forward

Improving Deposit Mix[1]

Transaction Deposits

39% ➡ 48%

Savings & MM

20% ➡ 29%

Time Deposits

25% ➡ 10%

Executing on Deposit Strategies to Continue to Fund Loan Growth

Transaction	• Capitalizing on market opportunities through client and banker acquisitions, including expanding commercial client relationships
Savings and Money Market	• Capitalizing on market opportunities as well, while also focusing on retaining maturing CD balances through money market accounts
Time	• Running off time deposit balances to help manage overall cost of funds ($123M maturing over the next five quarters)
Brokered	• Looking to efficiently supplement core deposit growth with occasional low-cost brokered deposits

[1] Mix changes from 2015 to 2021
Dollars in millions

16

Scaling Enterprise Risk Management Across a Growing Organization 17 Manage and mitigate dynamic risks while enhancing shareholder value, being responsive to clients, and delivering simple solutions in unconventional ways BWB Risk Management Philosophy Enterprise Risk Management Attributes in Place Today at BWB • Proactively addressing emerging risks across all risk categories • Continuing to scale a risk framework aligned with superior asset growth • Enhancing our comprehensive Risk Appetite Statement to bring efficiencies to governance and oversight structures • Leveraging technology to enhance processes and controls • Reinforcing operational and financial resilience through all three lines of defense • Continuing to make investments to bolster vendor/third - party risk management program Making Investments to Proactively Identify and Mitigate Emerging Risks Credit Concentration Risk Information and Cybersecurity Risk Enterprise Risk and Compliance Financial Risk • Strong credit underwriting and administration program • Active credit oversight and monitoring • Expertise and specialization in key portfolios, including multifamily • Investment in enhanced infrastructure and security protocols • Proactively leverage technology to meet the evolving digital needs of clients while maintaining safety and security • Effective risk culture and awareness model with ongoing training initiatives • Focus on recruitment and retention of highly skilled risk professionals • Investments in technology to enable scalable and effective governance and oversight • Formal Risk Appetite Statement aligned with strategic objectives and growth • Monitoring and managing the balance sheet with an eye toward potential interest rate volatility • Actively monitoring and deploying excess liquidity • Continued investments in CECL prep, LIBOR transition and SOX implementation

Credit Risk Management Supports Strong Loan Growth Momentum

BRIDGEWATER BANCSHARES, INC.

Why is BWB comfortable with its consistent pace of loan growth?

Consistent Underwriting Standards

- Growth continues to primarily be in-market with approximately 85% of loans in the Twin Cities market
- No new lending areas or significant changes in portfolio composition – continued focus on multifamily expertise
- Growth is a function of enhanced brand, market disruption (M&A), favorable economics and expanding lending staff

Active Credit Oversight and Monitoring

- No individual lending authorities
- Full loan committee approval required for nearly 80% of loan origination volume in 2021 (ex. PPP)
- Enhanced credit concentration monitoring

Experienced Lending and Credit Teams

- Added 5 SVP lenders since early 2020 averaging 15+ years of experience
- Continued build-out of the credit team, including real estate due diligence and internal credit risk review positions
- Solid lender and credit analyst expertise across segments, geographies and relationships

Consistent Asset Quality Outperformance vs. Peers

5-Year Peak Net Charge-off Ratio vs. Peers

BWB	Peer Bank Median[1]
0.02%	0.15%

5-Year Peak Nonperforming Assets[2] / Assets vs. Peers

BWB	Peer Bank Median[1]
0.11%	0.60%

[1] Includes publicly-traded banks with total assets between $2 billion and $10 billion as of December 31, 2021 (Source: S&P Capital IQ)
[2] Nonaccrual loans, loans 90 days past due and foreclosed assets

18

Credit Management Driving Superb Asset Quality Despite COVID Impact

BRIDGEWATER BANCSHARES, INC.

Classified Assets

2021 increase primarily due to pandemic-related migration of two relationships from Watch to Classified in 4Q21



$5,888
3.43%
$4,184
1.82%
$2,695
1.01%
$15,164
4.54%
$22,641
5.45%
2017
2018
2019
2020
2021
Classified Assets
% of Bank Tier 1 Capital + ALLL

Nonperforming Assets[1]

Consistently low NPA levels



$1,720
0.11%
$581
0.03%
$461
0.02%
$775
0.03%
$722
0.02%
2017
2018
2019
2020
2021
NPAs
% of Assets

Allowance for Loan Losses

Current reserves at appropriate levels; CECL adoption coming in 2023



$16,502
1.22%
$20,031
1.20%
$22,526
1.18%
$34,841
1.59%
1.50%
$40,020
1.43%
1.42%
2017
2018
2019
2020
2021
ALLL
% of Gross Loans
% of Gross Loans (ex. PPP)

Net Charge-Offs

Cumulative NCOs of $663K since 2017



$6
0.00%
$46
0.00%
$205
0.01%
$435
0.02%
0.00%
$(29)
2017
2018
2019
2020
2021
Net Charge-Offs
% of Average Loans

Limited Exposure to COVID Impacted Sectors (as of Dec. 31, 2021)

Hotels	• Only four hotel relationships ($20M, or 0.7% of loans) • Two relationships on the Watch list
Restaurants (CRE)	• Only 19 restaurant loans ($26M, or 0.9% of loans) • All 19 loans are Pass rated
Office	• 100 CRE office loans ($237M, or 8.4% of loans) • 98 loans are Pass rated • Most are small office buildings less than 125K square feet

[1] Nonaccrual loans, loans 90 days past due and foreclosed assets
Dollars in thousands

19

Consistent Spread - Based Revenue Growth Model 20 $32,695 $42,118 $54,173 $64,738 $74,132 $87,964 $109,509 $1,872 $2,567 $2,536 $2,543 $3,826 $5,839 $5,309 $34,567 $44,685 $56,709 $67,281 $77,958 $93,803 $114,818 2015 2016 2017 2018 2019 2020 2021 Noninterest Income Net Interest Income 1 Amounts calculated on a tax - equivalent basis using statutory federal tax rate of 21% 2 Excludes loan fees and PPP loan balances, interest and fees; represents a Non - GAAP financial measure, see Appendix for Non - GAAP reconciliation Dollars in thousands Net Interest Income Noninterest Income 21% YoY Loan Growth 28% YoY Loan Growth (ex. PPP) 3.51% 3.25% 4Q21 Core Net Interest Margin 2 4Q21 Net Interest Margin 1 • Primary revenue source • Net interest income growth to be driven by robust loan growth and strong net interest margin • Estimated $0.9M of PPP fees yet to be recognized • Comfortable with spread - based revenue stream given commercial - focused business model • Less exposure to volatile revenue streams such as mortgage and credit cards • No material exposure to overdraft revenue • Noninterest income growth to be tied to client account growth • Ongoing review and evaluation of new potential streams of noninterest income

44.4% 46.5% 47.4% 49.0% 42.0% 41.1% 41.7% 43.3% 40.5% 41.0% 60.5% 60.1% 59.8% 57.8% 57.4% 2017 2018 2019 2020 2021 Among the Most Efficient Banks in the Industry 21 BWB Adjusted 1 BWB Reported 1 An Efficiency Ratio Consistently Well Below Peers Peer Bank Median 2 1 Represents a Non - GAAP financial measure. See Appendix for Non - GAAP reconciliation. 2 Includes publicly - traded banks with total assets between $2 billion and $10 billion as of December 31, 2021 (Source: S&P Capita l IQ) 3 FY 2021 What Makes BWB So Efficient? Efficient Operating Culture ~2x as many assets per FTE employee compared to the peer bank median 2 1.51% NIE/average assets 3 (peer bank median: 2.20%) 7 Branches ~4x as many assets per branch compared to the peer bank median 2 Lower compensation and occupancy expenses as a percent of average assets compared to peers Branch - Light Service Model Branch - light model allows key investments in technology while maintaining a low efficiency ratio To maintain a low efficiency ratio while continuing to invest in the business… BWB CAGR Since 2017 Asset Growth 3 Revenue Growth 3 NIE Growth 3 23% 21% 19% …we expect revenue and expenses to continue to grow as the balance sheet grows

Leveraging Technology to Support Growth

BRIDGEWATER BANCSHARES, INC.

IT Strategy: improve client interactions, streamline processes, automate activities, and embrace digital transformation

IT Decision-Making: driven by unconventional culture, enhancing the client experience and improving organizational efficiencies

IT Current State

Client-Facing Enhancements

- Modern platforms and payment options for business and personal clients:
  - Commercial Center
  - P2P
  - A2A
  - E signature
  - Real-time alerts

10% YoY increase in digital users

25% YoY increase in number of mobile deposits

Infrastructure Improvements

- Collaborative technology tools integrated into new BWB Corporate Center
- Remote capabilities to support pandemic resiliency
- Data center upgrades for maintaining core infrastructure
- IT service management and delivery enhancements
- Cyber threat detection and response

Workforce and Collaboration

- Leveraging visualization and analytics to support decision-making processes
- Implementation of scalable workflow automation to improve efficiencies
- **PPP technology integration – highlighting the need for automation**

Scalable core to support near-term growth outlook

Core Banking Platform

PPP Case Study

NEED: **An automated process to manage workflows and track loan status**

SOLUTION: **Partnership with ServiceNow to develop a loan management platform**

- Integrated into existing workflows
- Real-time status updates
- Central tracking of customer data
- Less than one week from concept to launch-ready

IMPACT:

48% Reduction in workload per case file

3 Hours saved per day due to automation

- Ongoing benefits include deposit product integration and client follow-up efficiencies
- Changing how BWB is evaluating future technology solutions

22

Investments in Technology Continue

BRIDGEWATER BANCSHARES, INC.

What's Next?

Enhanced Commercial Loan Origination Platform

- Launching an industry-leading Commercial loan origination system in early 2022
- Focusing on the core strength in Commercial lending and customer responsiveness
- Digitizing the end-to-end lending process
- Creating broad organizational efficiencies to support overall growth

Core Banking Enhancements

- Accelerate digital adoption and enrich the client experience
- Enhance end-user functionality
- Modernize fraud and anomaly detection

Cloud Adoption and Fintech

- Expand cloud technology adoption to accelerate time to value for the business
- Leverage partnerships to monitor emerging technology trends

Technology Spend Becoming a Larger Portion of Total Expenses



Technology expense mix shift toward increased efficiencies through investments in workflow automation
4.6%
5.1%
6.1%
6.7%
7.2%
6.9%
7.4%
7.3%
6.9%
$480
$495
$564
$652
$690
$753
$849
$923
$860
1%
13%
29%
57%
20%
11%
21%
48%
4Q19
1Q20
2Q20
3Q20
4Q20
1Q21
2Q21
3Q21
4Q21
Core Banking
Infrastructure
Security
Workflow Automation
Technology expense¹ as a % of total NIE²

[1] Includes data processing and information technology and telecommunications expense
[2] Excludes and FHLB advance prepayment fees and debt prepayment fees
Dollars in thousands

23

Proactive Capital Management 24 12.46% 14.55% 12.98% 14.58% 15.55% 9.49% 12.07% 11.39% 10.35% 9.36% 8.38% 11.23% 10.69% 9.28% 10.82% 8.26% 11.03% 10.65% 8.96% 8.91% 2017 2018 2019 2020 2021 Total Risk - Based Capital Common Equity Tier 1 Capital Capital Ratios Supported by Profitability and Capital Markets Activity Tangible Common Equity to Tangible Assets 1 1 Represents a Non - GAAP financial measure. See Appendix for Non - GAAP reconciliation. BWB Capital Priorities 1 2 3 Organic Growth Share Repurchases M&A 4 Dividends Ample room for growth and profitability via strong organic loan growth pipelines Proactively return capital to shareholders by buying back stock at appropriate valuations Review and evaluate corporate development opportunities that complement BWB’s business model Have not historically paid a common stock dividend given robust loan growth opportunities Tier 1 Leverage Ratio

Funding Source Available Balance Cash 131 $ Unpledged Securities 439 FHLB Advances 551 FRB Discount Window 126 Unsecured Lines of Credit 208 Secured Line of Credit 25 Total 1,480 $ Putting Excess Liquidity to Work 25 14.3% 14.2% 18.4% 16.4% 16.5% 18.9% 19.8% 26.2% $608 $750 $1,121 $1,480 2018 2019 2020 2021 Strong Liquidity Position Off - Balance Sheet Liquidity as a % of Assets On - Balance Sheet Liquidity as a % of Assets 1.44% 1.41% 5.49% 4.13% 3.19% 3.85% 7.07% 8.58% 2018 2019 2020 2021 Well - Managed Excess Cash in Current Environment In an environment with unprecedented levels of excess liquidity, BWB has been able to deploy liquidity into robust loan growth in 2021, instead of holding it in cash BWB Peer Bank Median 1 1 Includes publicly - traded banks with total assets between $2 billion and $10 billion as of December 31, 2021 (Source: S&P Capita l IQ) Dollars in millions 106.7% 104.9% 93.0% 95.7% 2018 2019 2020 2021 Cash and Cash Equivalents / Assets Ratio Recent deposit inflows have lowered the loan - to - deposit ratio, but we remain comfortable operating at 100% or above Loan - to - Deposit Ratio Below 100%

2022 Strategic Priorities – Building on Our Momentum 26 Continue Balance Sheet Growth Trajectory 1 2 3 4 Invest in Business Scalability to Support Growth Maintain Highly Efficient Operating Model Develop, Retain and Recruit Top Industry Talent • Generate mid - to high - teens loan growth, excluding PPP loans • Twin Cities organic growth opportunities will support growth to $5 billion in assets in the Twin Cities over the next few years • Continue M&A discussions with potential partners • Make proactive investments before we need them • Includes areas such as technology and automation, risk management and project management • Launching industry - leading commercial loan origination system in early 2022 • Leverage strong spread - based revenue generation to drive continued revenue growth • Evaluate potential opportunities to enhance revenue diversification • Maintain expense growth in - line with asset growth • Attract top talent in key growth areas such as lending, credit, treasury management, risk and IT • Develop existing talent through management development programs to enhance skills and promote growth within the company • Meet the evolving needs of our team members – modern amenities in our new corporate center, collaboration, flexibility, ESG focus

Corporate Strategy Driving Above - Peer Returns and Value Creation 27 Truly Unconventional Culture Highly Efficient Business Model Robust Balance Sheet Growth Proactive Risk Management Our Culture Driven Organic Growth Story Return on Average Assets 1.16% 1.51% 1.49% 1.24% 1.45% 0.86% 1.18% 1.18% 0.99% 1.24% 2017 2018 2019 2020 2021 BWB Adjusted 1 Peer Bank Median 2 PPNR Return on Average Assets 1 2.30% 2.20% 2.07% 2.09% 2.10% 1.64% 1.68% 1.65% 1.68% 1.58% 2017 2018 2019 2020 2021 BWB Peer Bank Median 2 Return on Average Tangible Common Equity 1 13.60% 14.15% 13.72% 12.75% 15.60% 9.52% 12.50% 12.31% 10.72% 15.03% 2017 2018 2019 2020 2021 BWB Adjusted 1 Peer Bank Median 2 Tangible Book Value Per Share 1 $5.40 $7.22 $8.33 $9.31 $10.98 2017 2018 2019 2020 2021 BWB 1 Represents a Non - GAAP financial measure. See Appendix for Non - GAAP reconciliation. 2 Includes publicly - traded banks with total assets between $2 billion and $10 billion as of December 31, 2021 (Source: S&P Capital IQ)

28 Appendix

4Q21 Earnings Highlights

BRIDGEWATER BANCSHARES, INC.

Diluted EPS	Return on Average Assets	PPNR Return on Average Assets[2]	Return on Avg. Tangible Common Equity[2]	Adjusted Efficiency Ratio[2]
$0.39[1]	1.46%	2.11%	14.78%	40.3%

Robust Balance Sheet Growth Continues

- Gross loan balances up $107.5 million, or 15.7% annualized from 3Q21 (20.2% ex. PPP)
- Deposit balances up $92.1 million, or 12.8% annualized from 3Q21
- Cash balances declined $46.0 million from 3Q21 as excess liquidity helped fund $359.4 million of loan originations and advances

Highly Efficient Operating Performance

- Adjusted efficiency ratio[2] of 40.3%, down from 41.5% in 3Q21
- Total revenue of $30.4 million, up 1.2% from 3Q21, driven by $480 thousand of net interest income growth
- Core net interest margin[2] of 3.25%, up 3 basis points from 3Q21
- Noninterest expense down $777 thousand, or 5.9% from 3Q21

Superb Asset Quality

- Annualized net charge-offs to average loans of 0.00%
- Growth-driven provision of $1.2 million, reducing allowance to total loans to 1.43% (ex. PPP)
- Nonperforming assets to total assets of 0.02%, in-line with 3Q21

Solid Capital Position

- Tangible common equity ratio[2] of 8.91%, up 10 bps from 3Q21
- Tangible book value per share[2] of $10.98, up 17.9% from December 31, 2020
- Repurchased 3,320 shares of common stock ($54K) at a weighted average price of $16.36

[1] Includes a $0.04 negative impact related to the payment of BWB's first preferred stock quarterly dividend in 4Q21
[2] Represents a Non-GAAP financial measure. See Appendix for Non-GAAP reconciliation

29

December 31, December 31, December 31, December 31, December 31, December 31, December 31, December 31, December 31, December 31, Efficiency Ratio 2017 2017* 2018 2018* 2019 2019* 2020 2020* 2021 2021* 4Q21 4Q21* Noninterest Expense 25,496 $ 25,496 $ 31,562 $ 31,562 $ 36,932 $ 36,932 $ 45,387 $ 45,387 $ 48,095 $ 48,095 $ 12,459 $ 12,459 $ Less: Amortization of Tax Credit Investments - (1,916) - (3,293) - (3,225) - (738) - (562) - (152) Less: Debt Prepayment Fees - - - - - - - (7,043) - (582) - - Less: Amortization Intangible Assets (191) (191) (191) (191) (191) (191) (191) (191) (191) (191) (48) (48) Adjusted Noninterest Expense 25,305 $ 23,389 $ 31,371 $ 28,078 $ 36,741 $ 33,516 $ 45,196 $ 37,415 $ 47,904 $ 46,760 $ 12,411 $ 12,259 $ Net Interest Income 54,173 $ 54,173 $ 64,738 $ 64,738 $ 74,132 $ 74,132 $ 87,964 $ 87,964 $ 109,509 $ 109,509 $ 29,153 $ 29,153 $ Noninterest Income 2,536 2,536 2,543 2,543 3,826 3,826 5,839 5,839 5,309 5,309 1,288 1,288 Less: (Gain) Loss on Sales of Securities 250 250 125 125 (516) (516) (1,503) (1,503) (750) (750) - - Adjusted Operating Revenue 56,959 $ 56,959 $ 67,406 $ 67,406 $ 77,442 $ 77,442 $ 92,300 $ 92,300 $ 114,068 $ 114,068 $ 30,441 $ 30,441 $ Efficiency Ratio 44.4% 41.1% 46.5% 41.7% 47.4% 43.3% 49.0% 40.5% 42.0% 41.0% 40.8% 40.3% Tangible Common Equity & Tangible Common Equity/Tangible Assets December 31, 2017 December 31, 2018 December 31, 2019 December 31, 2020 December 31, 2021 Total Shareholders' Equity 137,162 $ 220,998 $ 244,794 $ 265,405 $ 379,272 $ Less: Preferred Stock - - - - (66,514) Total Common Shareholders' Equity 137,162 220,998 244,794 265,405 312,758 Less: Intangible Assets (3,869) (3,678) (3,487) (3,296) (3,105) Tangible Common Equity 133,293 $ 217,320 $ 241,307 $ 262,109 $ 309,653 $ Total Assets 1,616,612 $ 1,973,741 $ 2,268,830 $ 2,927,345 $ 3,477,659 $ Less: Intangible Assets (3,869) (3,678) (3,487) (3,296) (3,105) Tangible Assets 1,612,743 $ 1,970,063 $ 2,265,343 $ 2,924,049 $ 3,474,554 $ Tangible Common Equity/Tangible Assets 8.26% 11.03% 10.65% 8.96% 8.91% Tangible Book Value Per Share December 31, 2017 December 31, 2018 December 31, 2019 December 31, 2020 December 31, 2021 Book Value Per Common Share 5.56 $ 7.34 $ 8.45 $ 9.43 $ 11.09 $ Less: Effects of Intangible Assets (0.16) (0.12) (0.12) (0.12) (0.11) Tangible Book Value Per Common Share 5.40 $ 7.22 $ 8.33 $ 9.31 $ 10.98 $ Total Common Shares 24,679,861 30,097,274 28,973,572 28,143,493 28,206,566 As of and for the year ended, As of and for the year ended, As of and for the year ended, Reconciliation of Non - GAAP Financial Measures – Efficiency, TCE, TBV, NIM 30 This presentation includes certain non - GAAP financial measures intended to supplement, not substitute for, comparable GAAP measu res. Reconciliations of these non - GAAP financial measures are provided below. The Company believes these non - GAAP financial measures provide useful information to both management and investors to analyze and evaluate the Company’s fin anc ial performance. Because not all companies use the same calculations for these measures, the information in this presentation may not be comparable to other similarly titled measures as calculated by other companies. * Efficiency Ratio is adjusted to exclude the historic tax credit amortization and debt prepayment fees. Dollars in thousands Core Net Interest Margin December 31, 2021 Net Interest Income (Tax-Equivalent Basis) 29,388 $ Less: Loan Fees (1,462) Less: PPP Interest and Fees (1,057) Core Net Interest Margin 26,869 $ Average Interest Earning Assets 3,320,603 $ Less: Avergage PPP Loans (39,900) Core Average Interest Earning Assets 3,280,703 $ Core Net Interest Margin 3.25% As of and for the quarter ended,

Reconciliation of Non-GAAP Financial Measures – PPNR

BRIDGEWATER BANCSHARES, INC.

This presentation includes certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of these non-GAAP financial measures are provided below. The Company believes these non-GAAP financial measures provide useful information to both management and investors to analyze and evaluate the Company's financial performance. Because not all companies use the same calculations for these measures, the information in this presentation may not be comparable to other similarly titled measures as calculated by other companies.

	As of and for the year ended,					
Pre-Provision Net Revenue	**2017**	**2018**	**2019**	**2020**	**2021**	**4Q21**
Noninterest Income	$ 2,536	$ 2,543	$ 3,826	$ 5,839	$ 5,309	$ 1,288
Less: Gain on sales of Securities	250	125	(516)	(1,503)	(750)	-
Total Operating Noninterest Income	2,786	2,668	3,310	4,336	4,559	1,288
Plus: Net Interest Income	54,173	64,738	74,132	87,964	109,509	29,153
Net Operating Revenue	$ 56,959	$ 67,406	$ 77,442	$ 92,300	$ 114,068	$ 30,441
Noninterest Expense	$ 25,496	$ 31,562	$ 36,932	$ 45,387	$ 48,095	$ 12,459
Less: Amortization of Tax Credit Investments	(1,916)	(3,293)	(3,225)	(738)	(562)	(152)
Less: FHLB Advances Prepayment Fees	-	-	-	(7,043)	-	-
Less: Debt Prepayment Fees	-	-	-	-	(582)	-
Total Operating Noninterest Expense	$ 23,580	$ 28,269	$ 33,707	$ 37,606	$ 46,951	$ 12,307
Pre-Provision Net Revenue	$ 33,379	$ 39,137	$ 43,735	$ 54,694	$ 67,117	$ 18,134
Plus:						
Non-Operating Revenue Adjustments	(250)	(125)	516	1,503	750	-
Less:						
Provision for Loan Losses	4,175	3,575	2,700	12,750	5,150	1,150
Non-Operating Expense Adjustments	1,916	3,293	3,225	7,781	1,144	152
Provision for Income Taxes	10,149	5,224	6,923	8,472	15,886	4,318
Net Income	$ 16,889	$ 26,920	$ 31,403	$ 27,194	$ 45,687	$ 12,514
Average Assets	$ 1,451,732	$ 1,777,592	$ 2,114,211	$ 2,617,579	$ 3,189,800	$ 3,403,270
Pre-Provision Net Revenue Return on Average Assets	2.30%	2.20%	2.07%	2.09%	2.10%	2.11%

Dollars in thousands

31

Reconciliation of Non-GAAP Financial Measures – Diluted EPS, ROA, ROATCE

BRIDGEWATER BANCSHARES, INC.

This presentation includes certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of these non-GAAP financial measures are provided below. The Company believes these non-GAAP financial measures provide useful information to both management and investors to analyze and evaluate the Company's financial performance. Because not all companies use the same calculations for these measures, the information in this presentation may not be comparable to other similarly titled measures as calculated by other companies.

Diluted EPS, ROA & ROATCE	As of and for the year ended, 2017	2018	2019	2020	2021	4Q21
Net Income	$ 16,889	$ 26,920	$ 31,403	$ 27,194	$ 45,687	
Less: Preferred Stock Dividends	-	-	-	-	(1,171)	
Net Income Available to Common Shareholders	$ 16,889	$ 26,920	$ 31,403	$ 27,194	$ 44,516	$ 11,343
Add: Debt Prepayment Fees	-	-	-	7,043	582	
Less: Tax Impact	-	-	-	(1,676)	(151)	
Net Income, Excluding Impact of Debt Prepayment Fees	16,889	26,920	31,403	32,561	46,118	
Net Income,Available to Common Shareholdres, Excluding Impact of Debt Prepayment Fees	$ 16,889	$ 26,920	$ 31,403	$ 32,561	$ 44,947	
Diluted Weighted Average Shares Outstanding	$ 25,017,690	$ 29,436,214	$ 29,996,776	$ 29,170,220	$ 28,968,286	
Adjusted Diluted Earnings Per Common Share	$ 0.68	$ 0.91	$ 1.05	$ 1.12	$ 1.55	
Average Assets	$ 1,451,732	$ 1,777,592	$ 2,114,211	$ 2,617,579	$ 3,189,800	
Adjusted Annualized ROA	1.16%	1.51%	1.49%	1.24%	1.45%	
Average Total Shareholders' Equity	$ 128,123	$ 194,083	$ 232,539	$ 258,736	$ 316,237	$ 374,035
Less: Average Preferred Stock	-	-	-	-	(24,915)	(66,515)
Average Total Common Shareholders' Equity	$ 128,123	$ 194,083	$ 232,539	$ 258,736	$ 291,322	$ 307,520
Less: Effects of Average Intangible Assets	(3,956)	(3,772)	(3,582)	(3,395)	(3,204)	(3,132)
Average Tangible Common Equity	$ 124,167	$ 190,311	$ 228,957	$ 255,341	$ 288,118	$ 304,388
Annualized Return on Average Tangible Common Equity	13.60%	14.15%	13.72%	10.65%	15.45%	14.78%
Adjusted Annualized Return on Average Tangible Common Equity	13.60%	14.15%	13.72%	12.75%	15.60%	

Dollars in thousands

32